Respironics, Inc. Corporate Services 1010 Murry Ridge Lane Murrysville, Pennsylvania 15668-8525 Phone: 724-387-5200 Fax: 724-387-5010	Exhibit 10.48

May 23, 2003

Gerald E. McGinnis

1031 Petit Court

Marco Island, FL 34145

Re:	Clarification of Benefits Under Agreement Regarding Supplemental Retirement Benefits

Dear Gerry:

Reference is made to that certain Agreement Regarding Supplemental Retirement Benefits dated as of September 1, 1992 (the “SRB Agreement”) between you and Respironics, Inc. (the “Company”). Capitalized terms used herein and not defined are used as defined in the SRB Agreement.

Contributions to Lincoln Annuity Plan. Pursuant to Section 1.01(a) of the SRB Agreement, the Company’s obligation to make contributions to the Lincoln Annuity Plan was to terminate on the earlier of (i) the date on which you retire from the Company or (ii) the date you reached age 65. You reached age 65 on March 17, 1999. Notwithstanding the foregoing, however, the Company has continued to make contributions to the Lincoln Annuity Plan. These payments have been fully disclosed in the Compensation Table of the Company’s Proxy Statement in those years in which your total compensation has resulted in you being included in the Compensation Table.

The purpose of this letter is to acknowledge that the foregoing payments have been made and to confirm that the Company will continue to make contributions to the Lincoln Annuity Plan in accordance with Section 1.01 of the SRB Agreement or a comparable successor investment vehicle until the date on which your employment with the Company is terminated in accordance with the terms of the Amended and Restated Employment Agreement dated as of April 1, 1999 (the “Employment Agreement”) between you and the Company.

Except as amended hereby, the SRB Agreement shall remain in full force and effect in accordance with the terms thereof. Please sign below to acknowledge your agreement with the foregoing.

Very truly yours,

RESPIRONICS, INC.

By:	/s/ JAMES W. LIKEN

Title:	President & Chief Executive Officer

Acknowledged and agreed this 7th day of June, 2003

/s/ GERALD E. MCGINNIS
GERALD E. McGINNIS